                                                                   EXHIBIT 10.25

                           SUMMARY PLAN DESCRIPTION


                                    for the


                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                                 SAVINGS PLAN
                                      AND
                                TRUST AGREEMENT




                                  April 1997

                               TABLE OF CONTENTS
                               -----------------

INTRODUCTION............................................................  1

PLAN IDENTIFICATION INFORMATION.........................................  2

TYPE OF PLAN............................................................  3

PARTICIPATION AND SERVICE...............................................  3
   Eligibility to Participate...........................................  3
   How You Earn Service for Purposes of Eligibility to Participate......  4

PLAN CONTRIBUTIONS......................................................  4
   Compensation Used in Calculating Plan Contributions..................  4
   Salary Reduction Contributions.......................................  4
   Limitations on Salary Reduction Contributions........................  4
   Making Changes in Your Contributions.................................  5
   Employer Matching Contributions......................................  5
   Special Employer Contributions.......................................  5
   Profit Sharing/Stock Bonus Contribution..............................  6
   Eligibility for an Allocation of Profit Sharing/Stock Bonus
     Contributions......................................................  6
   Allocation Formula...................................................  6
   Allocation of Stock and Cash Dividends...............................  6
   Rollover Contributions and Transferred Benefits......................  6
   Limits on Contributions..............................................  7
   Special "Top-Heavy" Rule.............................................  7

MAINTENANCE AND INVESTMENT OF YOUR ACCOUNTS.............................  7
   Maintenance of Accounts..............................................  7
   Investment of Accounts...............................................  8

VESTING.................................................................  8
   Years of Service for Vesting Purposes................................  9
   Breaks in Service....................................................  9
   Effect of Breaks in Service..........................................  9
   Forfeitures.......................................................... 10
   Pay-Back Rule........................................................ 10
   Treatment of Forfeitures............................................. 10

PAYMENT OF BENEFITS..................................................... 10
   Form of Payment...................................................... 10
   Special Rules Applicable to Distributions in Stock................... 10
   Timing of Distribution............................................... 12
   Payment of Benefits Upon Death....................................... 12
   Payment of Benefits Upon Disability.................................. 12

IN-SERVICE DISTRIBUTIONS................................................ 13
   Distributions Prior to Termination of Employment..................... 13



BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
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

   In-Service Distributions............................................. 13

TAXATION OF BENEFITS.................................................... 14

CIRCUMSTANCES THAT COULD AFFECT YOUR PLAN BENEFITS...................... 14

AMENDMENT OR TERMINATION OF THE PLAN.................................... 15

CLAIMS PROCEDURE........................................................ 15

RIGHTS UNDER ERISA...................................................... 16



BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     ii

                   BIRNER DENTAL MANAGEMENT SERVICES, INC.
                      SAVINGS PLAN AND TRUST AGREEMENT

INTRODUCTION

     The Birner Dental Management Services, Inc. Savings Plan and
Trust Agreement (the "Plan") was established effective April 1, 1997 by Birner Dental Management Services, Inc. (the "Employer") for the benefit of its eligible employees. The Plan may also be adopted by related employees. All of the employers who have adopted the Plan as of any particular time are collectively referred to as the "Employer" in this booklet and may be referred to individually as Participating Employers. However, only Birner Dental Management Services, Inc. has the authority to amend or terminate the Plan, because it is the Plan Sponsor. You may obtain a complete list of the Participating Employers upon written request to the Plan Administrator, and such a list is available for examination by you at any time at the offices of the Plan Administrator.

     The Plan consists of a formal plan document and a trust agreement, both of which are intended to be "qualified" under the Internal Revenue Code. From time to time, the Internal Revenue Service ("IRS") may require that certain changes be made to the plan document or the trust agreement. In addition, the Employer may amend the Plan at any time for any reason. You will be advised if there are changes that significantly affect the information in this booklet.

     This booklet (your "Summary Plan Description" or "SPD") is provided to explain to you, in easy to understand language, how the Plan works. It describes your benefits and rights as well as your obligations under the Plan. It is important for you to understand that because this booklet is only a summary, it cannot cover all the details of the Plan or how the rules will apply to every person in every situation. All off the specific rules governing the Plan are contained in the official plan document and trust agreement. You can get copies of the plan document and trust agreement from the Plan Administrator. There may be a minimal charge for copying costs.

     Every effort has been made to accurately describe the complicated provisions of the Plan. In the event there is any conflict between the SPD and the plan document and trust agreement, the official plan documents will always be followed in the actual determination of your benefits or rights.

     If you have any questions concerning your benefits, you should contact the Plan Administrator.



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                                                                 4/24/97     1

PLAN IDENTIFICATION INFORMATION

EMPLOYER AND PLAN SPONSOR:           Birner Dental Management Services, Inc.
                                     3801 E. Florida Ave., Suite 208
                                     Denver, CO 80210

EMPLOYER IDENTIFICATION
NUMBER ("EIN") OF PLAN SPONSOR:      84-1307044

PLAN NAME:                           Birner Dental Management Services, Inc.
                                     Savings Plan and Trust Agreement

PLAN IDENTIFICATION NUMBER:          001

PLAN YEAR:                           January 1 through December 31, except for
                                     the short period from April 1, 1997
                                     through December 31, 1997.

PLAN ADMINISTRATOR:                  Birner Dental Management Services, Inc.
                                     3801 E. Florida Ave., Suite 208
                                     Denver, CO 80210
                                     (303) 691-0680

                                     The Plan Administrator is responsible for providing you with information regarding your rights and benefits under the Plan, filing various reports and forms with the Department of Labor and the Internal Revenue Service, making all discretionary determinations under the Plan, and giving distribution directions to the Trustee.

AGENT FOR SERVICE
OF LEGAL PROCESS:                    Dennis Genty
                                     Chief Financial Officer
                                     Birner Dental Management Services, Inc.
                                     3801 E. Florida Ave., Suite 208
                                     Denver, CO 80210

                                     Legal process also may be served on the
                                     Trustee or the Plan Administrator.

TRUSTEE:                             Norwest Bank
                                     1740 Broadway
                                     Denver, CO 80274
                                     (303) 861-8811

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

                                                                      4/24/97  2

TYPE OF PLAN

     The Plan is a profit sharing 401(k)/stock bonus plan. The purpose of the Plan is to encourage you to prepare for your retirement by permitting you to save on a pre-tax basis, which is permitted under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). To further encourage you to save money through the Plan, the Employer may make matching contributions on a portion of the amount you save. In addition, the Plan provides that the Employer may make a profit sharing contribution on your behalf for certain Plan Years. At the Employer's discretion, the profit sharing contribution may be made in Employer stock, so that you and your beneficiaries may share in the success of the Employer through stock ownership.

     Under this type of plan, there is no fixed dollar amount of retirement benefits. The amount of your benefit from the Plan will equal the amount of your account balance at the time your benefits are distributed. The amount in your account(s) will refect the Employer's contributions, your contributions, if any, the length of time you participated in the Plan, your success in investing your account, the success of the Trustee in investing any profit sharing contributions made in cash, and the value of the Employer stock that has been allocated under the Plan.

     Although a governmental agency known as the Pension Benefit Guaranty Corporation ("PBGC") insures the benefits payable under plans which provide for fixed and determinable retirement benefits, the PBGC does not include this Plan within its insurance program because this Plan does not provide a fixed and determinable retirement benefit.

PARTICIPATION AND SERVICE

     Eligibility to Participate. You are eligible to participate in the Plan when you satisfy the following eligibility requirements:

     . You have completed six months of Service.

     . You are an employee of the Employer other than a member of a collective
                                           -----------
       bargaining unit whose union contract does not provide for your participation or a nonresident alien.

     If you were employed by the Employer on or before April 1, 1997 (the effective date of the Plan), you became a participant on that date. If you were hired after that date, you will enter the Plan on the January 1, April 1, July 1 or October 1 (if you are employed on that date) coincident with or next following the date you satisfy the eligibility requirements.

     Example: If you begin work on February 15 and you are credited with six months of Service by the following August 14, you will enter the Plan on the next October 1.

     You do not need to complete any form in order to become a participant. However, you should complete a beneficiary designation form to indicate to whom benefits should be paid in the event of your death after you have accrued benefits under the Plan. In addition, if you wish to make Salary Reduction Contributions, as discussed in the Plan Contributions section, you must complete a form authorizing the Employer to make the contributions and a form indicating how you want your account balances invested, as discussed in the Maintenance and Investment of Accounts section.

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

     If you terminate employment after becoming a participant in the Plan and later return to employment, you will become a participant immediately upon your reemployment. If you terminate employment after satisfying the Plan's eligibility conditions but before actually becoming a participant in the Plan, you will become a participant in the Plan immediately if you return to employment on or after the next Plan entry date. If you terminate employment before satisfying the eligibility conditions and later return to employment, you must satisfy the eligibility conditions before you are eligible to participate in the Plan.

     HOW YOU EARN SERVICE FOR PURPOSES OF ELIGIBILITY TO PARTICIPATE. Your service is measured in "Hours of Service" as follows:

     Hours of Service. Generally, you will be credited with 45 Hours of Service
     ----------------
for each week in which you work at least one hour and for which the Employer pays you (or for which you are entitled to payment). The maximum number of hours for which you may receive credit for any week is 45 hours even if you actually work more than 45 hours during a particular week.

     Except as in the paragraph entitled "Breaks in Service" in the Vesting section, and except for Service with the Employer prior to attaining age 18, all of your service with the Employer is counted for Plan purposes.

PLAN CONTRIBUTIONS

     COMPENSATION USED IN CALCULATING PLAN CONTRIBUTIONS. For purposes of calculating your Salary Reduction Contributions to the Plan, your Compensation includes the total remuneration that you received from the Employer during the Plan Year while you were a participant for services rendered. In addition, Compensation includes salary reduction-type contributions to this Plan or any other 401(k) plan maintained by the Employer, a cafeteria plan, a flexible spending account or a dependent care assistance plan. Profit Sharing/Stock Bonus Contributions are allocated among eligible participants based on their "Compensation" as defined in the previous sentence. (SPECIAL NOTE: Under federal law the amount of Compensation that may be considered for Plan purposes is limited to a dollar amount which is indexed and may change from year to year. For the Plan Year beginning January 1, 1997, this limit is $160,000.)

     SALARY REDUCTION CONTRIBUTIONS. As a participant in the Plan, you may elect to reduce your Compensation and have the Employer contribute the amount of the reduction to the Plan on your behalf. These contributions are called "Salary Reduction Contributions." Because you do not receive these amounts, these contributions ARE NOT subject to federal income tax and, in most states, state income tax, in the year in which they are made. Thus, you delay paying income taxes on this money until it is actually paid out of the Plan to you. Your Salary Reduction Contributions ARE subject to Social Security ("FICA") taxes.

     LIMITATIONS ON SALARY REDUCTION CONTRIBUTIONS. In general, you may elect to contribute any percentage of your Compensation from 1% to 15%. However, there are certain exceptions to the 15% limit:

     1. Under federal law, the maximum amount of salary reduction-type contributions you can make to all 401(k) plans in which you participate in any calendar year is $9,500. The limit is indexed for increases in the cost of living and may be

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

                                                                      4/24/97  4
                increased in future calendar years. This dollar limit applies to your Salary Reduction Contributions under this Plan as well as any other 401(k) savings plans in which you may participate in the same year. The Form W-2 you receive from each employer for the calendar year will list your total salary reduction contributions for that calendar year under that employer's plan. If your total exceeds the maximum amount, IN ORDER TO AVOID CERTAIN PENALTY TAXES, you should have the excess amount distributed from one of the plans. If you decide you want the excess contributions distributed from this Plan, you must notify the Plan Administrator by the March 31st following the end of the calendar year in which you made the excess salary reduction contribution. The Trustee then will refund the excess amount to you, adjusted to reflect earnings or losses, by April 15th. (SPECIAL NOTE: The dollar limit does not apply to rollover
                                                     ---
                contributions or transferred benefits, as discussed below, or to any amount you contribute on a salary reduction basis under a cafeteria plan, flexible spending account plan or dependent care assistance plan.)

        2. There is also a limit on the amount of Salary Reduction Contributions that can be made to the Plan in any year by certain highly compensated participants. The exact limit will vary from year to year because it is calculated by comparing, the average amount of Salary Reduction Contributions made by all of the nonhighly compensated participants to the average amount of Salary Reduction Contributions made by all of the highly compensated participants. If this limit is exceeded, (a) excess amounts, adjusted to reflect earnings or losses, may be distributed to certain of the highly compensated participants, or (b) a Special Employer Contribution may be made and allocated among the nonhighly compensated participants.

        3. Federal law also limits the total amount that can be added to your accounts under the Plan and any other qualified plans maintained by the Employer. In general, the limit is the lesser of 25% of your taxable income from the Employer or $30,000.

        MAKING CHANGES IN YOUR CONTRIBUTIONS. You may begin or resume making contributions, or change the rate of your contributions once in any calendar quarter, effective for the first day of the next pay period. You may discontinue making contributions as of the first day of any pay period. To effect any of these types of changes, you must complete the appropriate form provided by the Plan Administrator, in the period of time established by the Plan
Administrator.

        EMPLOYER MATCHING CONTRIBUTIONS. To encourage you to make contributions to the Plan, the employer may, in its sole discretion, make Employer Matching Contributions equal to a percentage of your Salary Reduction Contributions not exceeding a maximum of 2% of your Compensation for that Plan Year. To be eligible for Employer Matching Contributions, you must be employed on the last day of the Plan Year and have completed at least 1,000 Hours of Service for the Employer during the Plan Year, unless your employment terminated due to retirement at or after age 65 (the Plan's normal retirement age), disability, or death.

        SPECIAL EMPLOYER CONTRIBUTIONS. For any Plan Year, the Employer may make a Special Employer Contribution to the Plan to enable the Plan to pass certain nondiscrimination tests under federal law. The Plan Administrator will allocate the Special Employer Contribution, if any, to the Salary Reduction

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

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

Contributions accounts of the nonhighly compensated participants. The Plan Administrator will base each nonhighly compensated employee's allocation of the Special Employer Contribution, if any, upon his or her proportionate share of Compensation paid during the Plan Year to all nonhighly compensated participants.

     PROFIT SHARING/STOCK BONUS CONTRIBUTION. In addition to the Employer's Matching Contributions, each year the Employer, in its sole discretion, will determine whether it will make a Profit Sharing Contribution and the amount, if any, of its contribution. The Employer is not required to make a Profit Sharing Contribution for any Plan Year. In its sole discretion, the Employer may make any Profit Sharing Contribution in the form of Employer stock (a "Stock Bonus Contribution").

     ELIGIBILITY FOR AN ALLOCATION OF PROFIT SHARING/STOCK BONUS CONTRIBUTIONS. To be eligible for an allocation of a Profit Sharing/Stock Bonus Contribution, you must be employed on the last day of the Plan Year and have completed at least 1,000 Hours of Service for the Employer during the Plan Year, unless your employment terminated due to retirement at age 65 (the Plan's normal retirement age), disability or death.

     ALLOCATION FORMULA. The Profit Sharing/Stock Bonus Contribution will be allocated among all eligible participants on a pro rata basis using a fraction calculated by dividing each participant's Compensation by the total Compensation for all eligible participants.

     EXAMPLE:

     Assume there are five eligible participants in the Plan for the Plan Year, with Compensation of $12,500, $23,200, $35,000, $47,500 and $72,300,
     respectively. The total Compensation for all of the eligible participants is $190,500. The Employer decides to contribute $15,000 to the Plan as a Profit Sharing/Stock Bonus Contribution. The allocation is calculated below.

Participant A    [$12,500/$190,500] x $15,000     =     $   984
Participant B    [$23,200/$190,500] x $15,000     =       1,827
Participant C    [$35,000/$190,500] x $15,000     =       2,756
Participant D    [$47,500/$190,500] x $15,000     =       3,740
Participant E    [$72,300/$190,500] x $15,000     =       5,693
                                                        -------
Total allocation                                        $15,000

     ALLOCATION OF STOCK AND CASH DIVIDENDS. Any Employer stock received by the Trustee as a stock split or dividend or as a result of the reorganization or other recapitalization of the Employer will be allocated to you as of the last day of each Plan Year based on the number of shares of Employer stock in your Profit Sharing/Stock Bonus Contributions Account. Any cash dividend declared by the Employer with respect to Employer stock in the Plan will be allocated to your Profit Sharing/Stock Bonus Contributions Account based on the number of shares of Employer stock in your account.

     ROLLOVER CONTRIBUTIONS AND TRANSFERRED BENEFITS. If you previously worked for another employer, you may have accumulated benefits under another employer-sponsored qualified pension or profit sharing plan. Under certain circumstances, you may be able to put some or all of those benefits into this Plan by making a "Rollover Contribution" or having your vested benefits directly rolled into this Plan from your prior employer's plan. If you are a newly hired employee, you may make a Rollover Contribution before you are eligible to participate in the Plan. However, you will not be eligible to make

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

                                                                      4/24/97  6
any Salary Reduction Contributions or have any Employer contributions allocated to your account until you have satisfied the eligibility requirements.

     Most types of benefit payments can be rolled over. These types of payments are called "eligible rollover distributions." However, the following types of benefit payments cannot be rolled over: payments attributable to
                          ------
after-tax contributions you made; installment or annuity payments made over a period of at least 10 years or over your life expectancy or the joint life expectancy of you and your beneficiary; or payments required to be made to you after you have attained age 70 1/2.

     If you already received a benefit payment that is an eligible rollover distribution, within 60 days of the date you received your distribution, you
              --------------
may contribute to the Plan some or all of the amount you received (plus an additional amount equal to the taxes that were withheld). If you deposited benefits you received from a prior employer's plan in a "Rollover IRA", you may have the benefits in your Rollover IRA, including any earnings allocated while the funds were in the Rollover IRA, distributed to you and contribute them to this Plan within 60 days of the date you receive them. For this purpose, a "Rollover IRA" is an Individual Retirement Account that contains only funds
                                                                 ----
received from one or more prior employers' qualified plans and no funds you
                                                               --
contributed in the form of IRA contributions. If you have not already received your benefit payment from your prior employer's plan, you may elect to have some or all of your benefit made payable directly to this Plan and thus have no taxes withheld from your benefit.

     The Plan Administrator must approve all Rollover Contributions. If you have benefits from another employer's plan or in a Rollover IRA and you want to put these funds into this Plan, contact the Plan Administrator to obtain the necessary forms and to determine whether your funds are eligible.

     LIMITS ON CONTRIBUTIONS. Under federal law, the maximum amount that may be allocated to your accounts in any Plan Year is the lesser of 25% of your compensation or $30,000. This limit applies to your Salary Reduction Contributions as well as to all contributions the Employer makes on your behalf and any forfeitures (as described in the Vesting section) allocated to your account. This limit does not apply to any Rollover Contributions you make to the Plan.

     SPECIAL "TOP-HEAVY" RULE. Federal law also provides that a special rule applies for any Plan Year in which the Plan is "top-heavy." A plan is considered "top-heavy" if the account balances of certain highly paid participants (the "key participants") total 60% or more of the total assets in the Plan. The special rule is that each non-key participant must receive a "top-heavy minimum contribution" under the Plan. Generally, the amount of the top-heavy minimum contribution is the lesser of 3% of Compensation or the maximum percentage allocated to any key participant. Non-key participants are entitled to the top-heavy minimum contribution if they are employed on the last day of the Plan Year, regardless of whether they completed 1,000 hours of service in the Plan Year. You will be notified in any year in which the Plan is "top heavy."

MAINTENANCE AND INVESTMENT OF YOUR ACCOUNTS.

     MAINTENANCE OF ACCOUNTS. All contributions to the Plan are held in a trust fund. The Trustee appointed by the Employer is responsible for managing the assets in the trust fund, maintaining accurate and detailed records concerning the assets in the trust fund and, at the direction of the Plan Administrator, making all distributions under the Plan. The Trustee will establish and maintain one or more accounts on your behalf, as applicable.

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

          The last day of each Plan Year is designated as a "valuation date." As of each valuation date, the accounts of all participants will be updated to reflect all contributions, distributions, in-service distributions, and earnings or losses due to investment performance. The Employer stock held in the Plan will be valued annually by the Trustee as of the last day of each Plan Year. At the discretion of the Plan Administrator, accounts may be valued on a more frequent basis. Currently, the Plan Administrator intends to value all accounts (with the exception of the Profit Sharing/Stock Bonus Contributions Account) each business day.

     INVESTMENT OF ACCOUNTS. The Trustee is responsible for investing the assets in the trust fund and for preparing statements concerning the performance of the investment of the trust fund. The Plan Administrator and the Employer will review the investment performance with the Trustee on a regular basis. Under (S) 404(c) of the Employee Retirement Income Security Act of 1974 ("ERISA"), if participants in a qualified pension or profit sharing plan are permitted to direct the investment of their accounts in a broad range of investment alternatives, the fiduciaries of the Plan are absolved from liability or responsibility for any loss resulting to a Plan participant as a result of the participant's investment decisions. Except with respect to participants' Profit Sharing Contributions Accounts, which are not subject to participant investment direction, the Plan is intended to be a plan that satisfies the requirements of ERISA (S) 404(c). Accordingly, the Trustee maintains a variety of investment funds in which you may elect to invest your account balances.

     You may invest your account balances, except the balance in your Profit Sharing/Stock Bonus Contributions Account, in any one or more of the available funds, in the percentages permitted by the Plan Administrator. When you become a participant, you will receive information concerning the various funds that are available. You will also be advised as investment funds are added or deleted. You may direct the investment of your accounts by completing a Participant Direction of Investment form provided by the Plan Administrator and submitting it within the time period specified by the Plan Administrator. You may change your investment elections as of any business day.

     A11 Profit Sharing/Stock Bonus Contributions made in the form of Employer stock will be held by the Trustee. All Employer Profit Sharing/Stock Bonus Contributions made in the form of cash will be invested by the Trustee in its discretion, and are not subject to your investment direction. In addition, any dividend received on Employer stock in either stock or cash will be invested by the Trustee in its discretion. If Employer stock is allocated to participants, each participant will have the right to direct the Trustee on the voting of his or her shares with respect to any corporate matter which requires more than a majority vote.

VESTING

     Whether you are entitled to receive some or all of your account balances when your employment terminates or are entitled to receive an in-service distribution depends on whether you are "vested." Being vested means you have earned a nonforfeitable right to receive some or all of the amount allocated to your accounts in the Plan.

     You are always 100% vested in your Salary Reduction Contributions account and Rollover Contributions accounts, if any. You or your beneficiary will become 100% vested in your Employer Matching Contributions account and Profit
Sharing Contributions account (your "Employer accounts") on the earliest of the following dates:

     1. The date you attain age 65, which is the Plan's normal retirement age.

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

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

        2. The date your employment terminates on account of disability (For Plan purposes, "disability" means you have been determined by the Plan Administrator to be incapable of engaging in substantially gainful employment as a result of a physical or mental condition that is expected to last for a continuous period of not less than 12 months.).

        3.      The date your employment terminates due to your death.

        4.      The date you complete four years of service.

        If you terminate employment prior to any of the above dates, you will be vested in your Employer accounts in accordance with the following schedule:

                        Years of Service          Nonforfeitable Percentage
                        ----------------          -------------------------
                        Less than 1..............               0%
                                  1..............               0%
                                  2..............              33%
                                  3..............              67%
                                  4 or more......             100%


        YEARS OF SERVICE FOR VESTING PURPOSES. Generally, you will earn one Year of Service for each Plan Year in which you are credited with 1,000 or more Hours of Service, beginning with the Plan Year in which you are hired.

        BREAKS IN SERVICE. You will incur a one-year Break in Service as of the last day of any Plan Year in which you are credited with fewer than 501 Hours of Service. While this most often occurs when your employment terminates, it can also occur if you work a limited amount of time in a Plan Year (for example, if you work on a part-time basis). You will incur a Forfeiture Break in Service on the last day of your fifth consecutive one-year Break in Service.

        Solely for the purpose of preventing a Break in Service, in addition to the Hours of Service credited for time worked or paid, as discussed above, you may be credited with up to 501 Hours of Service for a period of time during which you were absent from work because of your pregnancy, the birth of your child or the placement of a child with you in connection with an adoption, or to care for your child immediately after the child's birth, placement or adoption. This additional credit will be applied in the Plan year in which the absence began if it is needed to prevent a Break in Service. Otherwise, this additional credit will be applied in the following Plan Year, if it is needed to prevent a Break in Service.

        EFFECT OF BREAKS IN SERVICE. If you do not incur a Break in Service, your service with the Employer will be considered to be continuous even if you leave the Employer and are subsequently rehired. If you incur a Break in Service after you are vested in any portion of your Employer accounts and are
-----
subsequently rehired, all of your prior service will be restored. If you incur a Break in Service before you are vested in any portion of your Employer accounts
                 ------
and return to work, your prior service will be restored only if you return to
                                                        -------
work before you incur a Forfeiture Break in Service.

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

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

        FORFEITURES. If your employment terminates and you are not vested in any portion of your Employer accounts, your entire Employer accounts will be forfeited as of the date you terminate employment. If your employment terminates and you are vested in only a portion of your Employer accounts, the nonvested portion of your accounts will be forfeited on the earlier of the following:

              (1) The date you incur a Forfeiture Break in Service, or

              (2) The date you receive a distribution of the vested portion of your account (Note: See the special pay-back rule described below).

If you return to work with the Employer before incurring a Forfeiture Break in Service and you did not receive a distribution of the vested portion of your Employer accounts, the nonvested portion of your Employer accounts would still be in the Plan in those accounts.

        PAY-BACK RULE. If the nonvested portion of your Employer accounts was forfeited because you received a distribution of the vested portion of your accounts, you can have the nonvested portion restored if you (l) are reemployed by the Employer before incurring a Forfeiture Break in Service and (2) "pay back" the distribution you received prior to the earlier of the time you otherwise would incur a Forfeiture Break in Service, or no later than five years after you return to employment with the Employer.

        If you are reemployed and have any questions about the treatment of your prior service or your prior account balances or your right to repay any distribution you received, contact the Plan Administrator.

        TREATMENT OF FORFEITURES. If there are participant forfeitures under the Plan, the Plan Administrator will apply them to restore forfeited amounts and then will use remaining forfeitures attributable to Matching
Contributions to reduce the Matching Contributions it would otherwise make and use remaining forfeitures attributable to Profit Sharing Contributions to reduce the Profit Sharing Contributions it would otherwise make (forfeitures of Employer stock will be used to reduce the shares the Employer would otherwise contribute) in the Plan Year following the Plan Year in which the forfeitures occur.

PAYMENT OF BENEFITS

        FORM OF PAYMENT. Your vested benefit attributable to all of your accounts except for the Employer stock in your Profit Sharing/Stock Bonus Contributions Account will be paid to you in a lump sum cash payment. Your Profit Sharing Contributions Account balance representing Employer stock will be distributed to you in the form of whole shares of stock, plus cash for any fractional shares.

        SPECIAL RULES APPLICABLE TO DISTRIBUTIONS IN STOCK. If you receive a distribution in stock, special rules apply that affect your ability to sell or otherwise dispose of the stock.

        (1) Right of First Refusal. The stock is subject to a "right of first refusal." This means that generally before stock which has been distributed from the Plan may be sold, given or otherwise transferred to another person, the Employer must be given the right to repurchase the stock. Stock certificates distributed from the Plan will contain language indicating that the stock cannot be disposed of without the right of first refusal having been exercised by the Employer. Information concerning how the Employer must be notified concerning any intended disposition of the stock will also be furnished at the time

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT

                                                                     4/24/97  10
     the stock is distributed from the Plan. If you receive an offer for the Employer stock from an independent third party at a price higher than that offered by the Employer, the Employer must agree to pay the higher price if it wishes to purchase the stock.

(2) Put Option. The Employer stock is also subject to a "put option." This means that you or your beneficiary may require, during either of two put option periods, that the Employer repurchase, at their fair market value, some or all of the shares of stock. The first put option period is the 60-day period following the date the stock is distributed from the Plan. The second put option period is the 60-day period that begins on the date the Employer receives the valuation of Employer stock in the year following the year in which the initial distribution from the Plan occurs. When stock is distributed from the Plan, the recipient will be given additional information and forms concerning the exercise of put option rights.

(3) Restrictions on Transfer. Except upon prior written consent of the Employer, neither you nor your beneficiaries may sell, assign, give, encumber, transfer or otherwise dispose of any Employer stock without complying with the terms of the Plan.

(4) Fair Market Value of Employer Stock. The Employer must purchase any Employer stock under its right of first refusal or if a participant exercises his or her put option at "fair market value." If the Employer stock is publicly traded, fair market value will be based on the most recent closing price in public trading, as reported in The Wall Street
                                                            ---------------
     Journal or any other publication of general circulation designated by the
     -------
     Plan Administrator. If the Employer stock cannot be valued on the basis of its closing price in recent public trading, its fair market value will be determined annually (valued as of the last day of the Plan Year) by an independent appraisal by a person who customarily makes such appraisals.

(5) Manner of Payment Under Right of First Refusal or Put Option. When the Employer exercises its option to buy Employer stock under its right of first refusal or when a participant notifies the Employer in writing that a put option is being exercised, the Employer must make payment for the Employer stock in lump sum or, if the distribution constitutes a "total distribution," the Employer has the discretion to make payment in substantially equal installments over a period not exceeding 5 years. A total distribution to a participant or beneficiary is the distribution, within one year, of the entire balance of the participant's accounts under the Plan. If payment is made in a lump sum, the Employer must pay the participant or beneficiary the fair market value (discussed above) of the Employer stock no later than 30 days after the date the participant or beneficiary exercises the put option. If payment is made in installments in the case of a total distribution, the Employer must make the first installment payment no later than 30 days after the participant or beneficiary exercises the put option. For installment amounts not paid within 30 days of the exercise of the put option, the Employer must evidence the balance of the purchase price by executing a promissory note, payable to the selling participant or beneficiary. The note will bear a reasonable rate of interest, and the Employer must provide adequate security. The note will provide for equal annual installments with interest payable with each installment, and will provide for acceleration in the event of 30 days' default of the payment on interest or principal. With limited exceptions, the note will grant to the Employer the right to prepay the note in whole or in part at any time without penalty.

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     11

     TIMING OF DISTRIBUTION. Generally, if your vested account balance is $3.500
                                                                          ------
or less, your benefit will automatically be paid to you within 60 days after the
-------
close of the Plan Year in which you terminate employment for any reason including death, disability or attainment of normal retirement age. However, your benefit will never be distributed earlier than 30 days after the date you receive information concerning your rollover rights, unless you waive the remainder of the 30-day notice period by returning a completed request for distribution form.

     Generally, if your vested account balance exceeds $3.500, you may elect to
                                               --------------
receive your distribution at any time (by submitting a request for distribution form), or you may defer your distribution (by failing to submit a request for distribution form) until as late as the April 1 following the calendar year in which you attain age 70 1/2 (your "required beginning date"). Under federal law, benefit payments must commence no later than your required beginning date. If the Plan Administrator is unable to locate you at your last address of record, payment of your benefits under the Plan may be delayed. Therefore, if you decide to postpone distribution of your benefit, it is important that you notify the Employer of any changes in your mailing address and/or name. To request a distribution, you must submit your request for distribution form approximately 90 days prior to the date you wish to receive your distribution. For each Plan Year your account balances remain in the trust fund, they will be invested in accordance with your investment direction (and the discretion of the Trustee for the Profit Sharing/Stock Bonus account) unless the Plan no longer permits you to direct the investment of your account.

     Prior to any distribution of your benefits, you will be furnished with information concerning your rights, if any, to roll some or all of your distribution, to an "eligible retirement plan" that accepts rollover contributions. Not all plans will accept a rollover in the form or stock, so you should inquire carefully prior to making a decision regarding a direct rollover. You have the right to consider your rollover rights for a minimum of 30 days following the date you receive the information. In certain circumstances, you may waive the remaining portion of your 30-day election period by submitting your request for distribution form.

     PAYMENT OF BENEFITS UPON DEATH. If you die prior to receiving all of your benefits under the Plan, the Trustee will pay the balance of your account to your beneficiary. Generally, benefits must be paid to your beneficiary within five years of the date of your death or, if payments commence within one year of the date of your death, over the lifetime of your beneficiary. You should complete a beneficiary designation form when you enroll in the Plan and whenever your personal circumstances change. If you are married, your spouse must consent to any beneficiary designation that does not name him or her as
----
your sole beneficiary.

     PAYMENT OF BENEFITS UPON DISABILITIES. If your employment terminates on account of disability, you will be entitled to receive your benefits as described above. In general, disability under the Plan means that you are incapable of engaging in substantial gainful employment because of a physical or mental condition and the disability is expected to last for a continuous period of not less than 12 months. The Plan Administrator may require a physical examination in order to confirm the disability. If you become disabled and do not receive Compensation from the Employer, you will not receive an allocation of the Employer's contribution to the Plan during the period of disability.


BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                               4/27/1997      12

IN-SERVICE DISTRIBUTIONS

     DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT. Generally, the Plan is designed to provide for your financial security when you are no longer working. However, in some circumstances, it may be in your best interest to be able to have access to your benefits prior to termination of your employment. Consequently, the Plan provides that you may withdraw funds from certain of your accounts.

     IN-SERVICE DISTRIBUTIONS. The Plan provides the following types of in-service distributions

     DISTRIBUTIONS AFTER ATTAINING NORMAL RETIREMENT AGE - You become 100%
     ---------------------------------------------------
     vested in all of your accounts as of your normal retirement age. You may withdraw any portion of your Employer Matching Contributions Account, Salary Reduction Contributions Account, and Rollover Contributions Account, if any, after attaining normal retirement age.

     HARDSHIP DISTRIBUTIONS FROM YOUR SALARY REDUCTION CONTRIBUTIONS ACCOUNT -
     -----------------------------------------------------------------------
     If you have a financial hardship, as described below, you may withdraw some or all of your Salary Reduction Contributions (but not any earnings credited to your account). The following types of expenses or circumstances are considered to constitute financial hardship for Plan purposes.

     . Expenses for medical care for you, your spouse or any of your dependents.

     . Expenses (other than your regular mortgage payments) directly related to the purchase of your primary home (or a residence that will become your primary home within a reasonable period of time).

     . Tuition and related education fees for the next 12 months of post-secondary education for you, your spouse, children or any of your dependents.

     . Funds required to prevent your being evicted or to prevent foreclosure on the mortgage on your home.

     .   Funeral expenses for a member of your family.

     .   Expenses related to your disability.

     . Any other expenses determined by the Commissioner of the Internal Revenue Service to constitute heavy and immediate financial need.

     Hardship distributions are subject to the approval of the Plan Administrator and the following conditions:

     . You cannot withdraw any "extra" money. The amount of your hardship distribution will be limited to the specific amount of the immediate financial need, plus any taxes that you must pay on the amount distributed.

     . Your request must specify the amount and nature of the financial hardship and you must submit proof of the hardship.

BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     13

     . To be eligible for a hardship distribution, you must have already taken out the maximum loans permitted (if any) from your accounts in the Plan and obtained all other loans and distributions permitted under any other plans maintained by the Employer.

     . If you receive a hardship distribution, you will not be permitted to make any Salary Reduction Contributions for 12 months following the date you receive your hardship distribution. In addition, the annual dollar limit on the amount of Salary Reduction Contributions you may make will be reduced for the calendar year following the year in which you receive your hardship distribution by the amount of Salary Reduction Contributions you made in the year in which you received your hardship distribution.

Your request for an in-service distribution will be processed within 90 days (or as soon as administratively possible) after the date you submit an In-Service Distribution Request.

TAXATION OF BENEFITS

     Current federal income tax laws do not require you to report as income amounts contributed to the Plan by you as Salary Reduction Contributions or the Employer or any earnings on any or your accounts until the money is distributed to you. Your distribution may be eligible for special tax treatment such as income averaging. Alternatively you may be able to defer paying taxes on the taxable portion of your distribution by having it directly rolled over to an eligible retirement plan or by making a "rollover" contribution to an eligible retirement plan. Approximately 30 days before you receive any distribution from the Plan, you will be given information concerning your rollover rights and an election form on which to choose whether to have some or all of your distribution directly rolled to another plan. You should consult your own tax adviser with respect to the proper method of reporting any distribution you receive from the Plan. If you have not attained age 59 1/2 at the time you receive a distribution under the Plan, the law, with limited exceptions, imposes a 10% penalty on the taxable portion of your distribution.

CIRCUMSTANCES THAT COULD EFFECT YOUR PLAN BENEFITS

     The Plan is designed to provide you with funds for your financial security when you are no longer working. Because the Plan is a "qualified" plan under federal law, your vested rights to your benefits are protected in a number of ways. However, there are some circumstances under which your benefits may be forfeited, delayed or decreased as follows:

     . If your employment terminates before you are vested in any portion of an account that is subject to the vesting schedule, the amount in that account will be forfeited.

     . If your employment terminates after you are vested in a portion, but not all, of an account that is subject to the vesting schedule, the nonvested portion may be forfeited if you do not return to work for the Employer before incurring a forfeiture Break in Service.


BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     14

     . In general, your benefits cannot be paid to your creditors or assigned by you as collateral. However, if the Plan Administrator receives a court order that constitutes a "qualified domestic relations order," some or all of your vested benefits may be paid to your spouse, former spouse or other dependents.

     . If you are vested when your employment terminates and you elect to defer payment of your benefits but you do not keep the Plan Administrator advised of changes in your name or address, payment of your benefits may be delayed.


AMENDMENT OR TERMINATION OF THE PLAN

     Although the Employer intends to continue the Plan, the Employer has the right to amend or terminate the Plan at any time. If the Plan is terminated, you would receive benefits under the Plan based on your account balance accumulated as of the date of the termination of the Plan. If the Plan is terminated, all of your accounts will be 100% vested.


CLAIMS PROCEDURE

     You do not need to file a formal claim with the Plan Administrator to receive your benefits under the Plan. When an event occurs which entitles you to a distribution of your benefits under the Plan, the Plan Administrator automatically will notify you regarding the distribution of your benefits. However, if you disagree with the Plan Administrator's determination of the amount of your benefits under the Plan or with respect to any other decision the Plan Administrator may make regarding your interest in the Plan, the Plan contains the appeal procedure you should follow. In brief, if the Plan Administrator of the Plan determines that it should deny benefits to you or to your beneficiary making a claim for benefits, the Plan Administrator will give you or your beneficiary adequate notice in writing setting forth specific reasons for the denial and referring you or your beneficiary to the pertinent provisions of the Plan supporting the Plan Administrator's decision. If you or your beneficiary disagrees with the Plan Administrator, you or your beneficiary, or a duly authorized representative, must appeal the adverse determination in writing to the Plan Administrator within 75 days after the receipt of the notice of denial of benefits. If you or your beneficiary fails to appeal a denial within the 75-day period, the Plan Administrator's determination will be final and binding.

     If you or your beneficiary appeals to the Plan Administrator, you, your beneficiary or your duly authorized representative must submit the issues and comments you feel are pertinent to permit the Plan Administrator to re-examine all facts and make a final determination with respect to the denial. In most cases, a decision will be made within 60 days of a request on appeal unless special circumstances would make the rendering of a decision within the 60-day period unfeasible. In any event, the Plan Administrator must render a decision within 120 days after its receipt of a request for review.

     The Plan Administrator has discretionary and final authority to interpret and construe provisions of the Plan and decide any questions about the rights of you and your beneficiaries under the Plan. The Plan Administrator is entitled to delegate the authority to determine the amounts of benefits payable to any eligible individual. The Plan Administrator also has absolute discretion in carrying out its responsibilities under the Plan. All interpretations and decisions of the Plan Administrator will be final and binding.


BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     15

     If you are a retired participant or a beneficiary receiving benefits, the benefits you presently are receiving will continue in the same amount and for the same period provided in the mode of settlement initially selected. If you are a terminated participant with a vested benefit, you may obtain a statement of the dollar amount of your vested benefit upon request to the Plan Adminisirator. There is no Plan provision which reduces, changes, terminates, forfeits or suspends the benefits of a retired participant, a beneficiary receiving benefits or a terminated participant's vested benefit amount.

RIGHTS UNDER ERISA

     As a participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

(a) Examine without charge at the Plan Administrator's office and at other specified locations (such as work sites) all Plan documents, including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor such as detailed annual reports and Plan descriptions.

(b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(c) Receive a summary of the Plan's annual financial report. ERISA requires the Plan Administrator to furnish each participant with a copy of this summary annual report.

(d) Obtain a statement telling you that you have a right to receive a retirement benefit at the normal retirement age under the Plan and what your benefit would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will advise you of the number of additional years you must work to receive a retirement benefit. You must request this statement in writing. The law does not require the Plan Administrator to give this statement more than once a year. The Plan must provide the statement free of charge.


     In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate this Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer, your union or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or from exercising your rights under ERISA.

     If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive the materials within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may


BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     16
seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.


BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN AND TRUST AGREEMENT
                                                                 4/24/97     17

                       SUMMARY OF MATERIAL MODIFICATIONS
                                    TO THE
             BIRNER DENTAL MANAGEMENT SERVICES, INC. SAVINGS PLAN


                                Plan Number 001


     Under the Plan, Birner Dental has the authority to permit additional related employers to adopt the Plan as participating employers, or to permit current participating employers to withdraw from the Plan. You may obtain a complete list of the employers participating the Plan upon written request to the Plan administrator, and such a list is available for examination by you at any time at the offices of the Plan administrator.

     This notice constitutes a summary of material modifications. You should file this notice with your copy of the summary plan description ("SPD") for the Plan because it changes certain information contained in the SPD.



                                     Birner Dental Management Services, Inc.
                                     Employer Identification Number 84-1307044